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                                                           EXHIBIT 23.4





             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-83452 and 33-99556) and Form S-3 (Numbers 33-92520 and 33-81606) of our report dated February 3, 1995, except as to the first paragraph of Note 8 for which the date is August 31, 1995, relating to the financial statements of Network Paging Corporation, which is appearing in the Current Report on Form 8-K/A of Metrocall, Inc.





PRICE WATERHOUSE LLP

Tampa, Florida
September 27, 1996